EXHIBIT 15



                     (PricewaterhouseCoopers LLP Letterhead)
                                (Minneapolis, MN)

August 13, 1999



Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C. 20549

Commissioners:

We are aware that our report dated August 3, 1999 on our reviews of the interim consolidated financial information of Lund International Holdings, Inc. (the "Company") for the three-month and six-month periods ended June 30, 1999 and 1998, and included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-46263, 33-64083 and 33-37160).

Yours very truly,



/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP



                                       22